[LETTERHEAD OF HJ & ASSOCIATES, LLC]

                  CONSENT OF INDEPENDENT AUDITORS
                  -------------------------------

We hereby consent to the use of our audit report dated May 25, 2000 in this Form SB-2 Amendment No. 1 of World Internetworks, Inc. and Subsidiaries for the year ended February 29, 2000, and from the inception of the development stage on October 22, 1998 through February 29, 2000, which is part of this Form SB-2 Amendment No. 1 and all references to our firm included in this Form SB-2 Amendment No. 1.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
June 8, 2000